UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 2, 2018

USD Partners LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36674	30-0831007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(281) 291-0510

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On November 2, 2018, USD Partners LP (the “Partnership”) and USD Terminals Canada ULC, an indirect, wholly-owned subsidiary of the Partnership, entered into an Amended and Restated Credit Agreement (the “A/R Credit Agreement”) with Citibank, N.A., as administrative agent, and a syndicate of lenders. The A/R Credit Agreement provides for revolving borrowings of up to $385 million, and amends and restates in its entirety the existing senior secured credit agreement (the “Existing Credit Agreement”). The A/R Credit Agreement is a four year committed facility that initially matures on November 2, 2022. The A/R Credit Agreement provides the Partnership with the ability to request two one-year maturity date extensions, subject to the satisfaction of certain conditions, and allows the Partnership the option to increase the maximum amount of credit available up to a total facility size of $500 million, subject to receiving increased commitments from lenders and satisfaction of certain conditions. Additionally, under the A/R Credit Agreement, the applicable margin we are charged on LIBOR-based borrowings has been reduced by 25 basis points to a range from 2.00% to 3.00%, depending on our Consolidated Net Leverage Ratio (as defined in the A/R Credit Agreement). Further, the A/R Credit Agreement eliminates the ability to borrow in Canadian dollars, but keeps the financial covenants substantially consistent with the Existing Credit Agreement. The A/R Credit Agreement contains customary representations, warranties, covenants and events of default for facilities of this type.

The A/R Credit Agreement and any issuances of letters of credit thereunder are available for working capital, capital expenditures, general partnership purposes and to refinance and continue indebtedness outstanding under the Existing Credit Agreement. The A/R Credit Agreement includes an aggregate $20 million sublimit for standby letters of credit and a $20 million sublimit for swingline loans. Obligations under the A/R Credit Agreement are required to be guaranteed by certain of the Partnership’s subsidiaries, which includes all of the Partnership’s existing subsidiaries, and are secured by a first priority lien on the Partnership’s assets and those of the subsidiary guarantors, other than certain excluded assets.

Borrowings under the A/R Credit Agreement bear interest at either a base rate plus an applicable margin ranging from 1.00% to 2.00%, or at a rate based on the London Interbank Offered Rate, or LIBOR, plus an applicable margin ranging from 2.00% to 3.00%. In each case, the applicable margin, as well as a commitment fee of 0.375% to 0.50% per annum on unused commitments under the A/R Credit Agreement, will vary based upon the Partnership’s Consolidated Net Leverage Ratio.

The A/R Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the ability of the Partnership and each of its restricted subsidiaries to incur or guarantee debt, incur liens, make investments, make restricted payments, engage in certain business activities, engage in mergers, consolidations and other organizational changes, sell, transfer or otherwise dispose of assets, enter into burdensome agreements or enter into transactions with affiliates on terms that are not arm’s length, in each case, subject to exceptions.

Additionally, the Partnership is required to maintain the following financial ratios, each determined on a quarterly basis for the immediately preceding four quarter period then ended beginning with the period ending September 30, 2018: (a) Consolidated Interest Coverage Ratio (as defined in the A/R Credit Agreement) of at least 2.50 to 1.00; (b) Consolidated Leverage Ratio (as defined in the A/R Credit Agreement) of not greater than 4.50 to 1.00 (or 5.00 to 1.00 at any time after the Partnership has issued at least $150 million of certain qualified unsecured notes and for so long as such notes remain outstanding (the “Qualified Notes Requirement”). In addition, upon the consummation of a Specified Acquisition (as defined in the A/R Credit Agreement to cover certain acquisitions with consideration in excess of $25 million), for the fiscal quarter in which the Specified Acquisition is consummated and for two fiscal quarters immediately following such fiscal quarter (the “Specified Acquisition Period”), if timely elected by us by written notice to the Administrative Agent, the maximum permitted Consolidated Leverage Ratio shall be increased to 5.00 to 1.00 (or 5.50 to 1.00 while the Partnership has met the Qualified Notes Requirement); and (c) while the Partnership has met the Qualified Notes Requirement, a Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) of not greater than 3.50 to 1.00 (or 4.00 to 1.00 during a Specified Acquisition Period).

The A/R Credit Agreement generally prohibits the Partnership from making cash distributions (subject to exceptions as set forth in the A/R Credit Agreement). However, so long as no default exists or would be caused by making a cash distribution, the Partnership may make cash distributions to its unitholders up to the amount of its Available Cash (as defined in the Partnership’s partnership agreement).

The A/R Credit Agreement contains events of default, including, but not limited to (and subject to grace periods in circumstances set forth in the A/R Credit Agreement), the failure to pay any principal, interest or fees when due, failure to perform or observe any covenant (subject in some cases to certain grace periods or other qualifications), any representation, warranty or certification made or deemed made in the agreements or related loan documentation being untrue in any material respect when made, default under certain material debt agreements, commencement of bankruptcy or other insolvency proceedings, certain change of control events, certain material judgments or orders, ERISA events or the invalidity of the loan documents. Upon the occurrence and during the continuation of an event of default under the A/R Credit Agreement and the loan documents, the lenders may, among other things, terminate their commitments, declare any outstanding loans to be immediately due and payable and/or exercise remedies against us and the collateral as may be available to the lenders under the agreements and related documentation or applicable law.

The A/R Credit Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Amendment to Facilities Connection Agreement

On November 2, 2018, the Partnership’s Canadian subsidiary, USD Terminals Canada ULC (“USDTC”) executed a First Amendment to Facilities Connection Agreement, dated June 4, 2013, between USDTC and Gibson Energy Partnership (“Gibson”). The First Amendment, among other things, sets forth a procedure pursuant to which the parties have the right to proportionately participate in funding the capital costs of any expansions of the Partnership’s Hardisty terminal (including expansions by USDG pursuant to its development rights) and share in the profits generated by such expansion consistent with the sharing of the pipeline fees payable on the profits generated by the existing Hardisty terminal.

The First Amendment extends the term of the Facilities Connection Agreement for an additional five years until 2039. The First Amendment also requires that the parties work to extend the existing terminalling services agreement between USDTC and Gibson and increase the volume commitment thereunder, which extension was completed on November 2, 2018.

The First Amendment will be filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following “Exhibit Index” is hereby incorporated into this Item.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated as of November 2, 2018, among USD Partners LP, USD Terminals Canada ULC, Citibank, N.A., as administrative agent, swing line lender, and L/C issuer, U.S. Bank National Association and Bank of Montreal as L/C issuers, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC, its general partner

Date: November 8, 2018	By:	/s/ M. Jay Stanford
	Name:	M. Jay Stanford
	Title:	Vice President and Chief Accounting Officer